                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jan Baan, Thomas C. Tinsley, Jan Westerhoud, and Willem H. Heijting, his true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to such certain Registration Statement dated March 31, 1997, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


            SIGNATURE                                   TITLE                           DATE
----------------------------------  ---------------------------------------------  ---------------

           /s/ JAN BAAN             Managing Director, Chairman of the Board and    March 28, 1997
----------------------------------  Chief Executive Officer
             Jan Baan               (Principal Executive Officer)

        /s/ J.G. PAUL BAAN          Chairman of the Supervisory Board               March 28, 1997
----------------------------------
          J.G. Paul Baan

      /s/ THOMAS C. TINSLEY         Managing Director, President and Chief          March 28, 1997
----------------------------------  Operating Officer
        Thomas C. Tinsley

        /s/ JAN WESTERHOUD          Vice President, Finance                         March 28, 1997
----------------------------------  (Principal Financial and Accounting Officer)
          Jan Westerhoud

       /s/ WILLIAM O. GRABE         Supervisory Director                            March 28, 1997
----------------------------------
         William O. Grabe

       /s/ DAVID C. HODGSON         Supervisory Director                            March 28, 1997
----------------------------------
         David C. Hodgson

      /s/ GRAHAM J. SHARMAN         Supervisory Director                            March 28, 1997
----------------------------------
        Graham J. Sharman

     /s/ J.C. (HANS) WORTMANN       Supervisory Director                            March 28, 1997
----------------------------------
       J.C. (Hans) Wortmann
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